Exhibit 10.1

FIRST AMENDMENT TO

EMPLOYMENT AGREEMENT

This FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is entered into as of the 31st day of January, 2005, by BioDelivery Sciences International, Inc., a Delaware corporation (the “Company”) and Francis E. O’Donnell, Jr. (“Employee”).

WHEREAS, the Company and Employee are parties to that certain Employment Agreement, dated March 29, 2002 (the “Agreement”), pursuant to which Employee acts as President and Chief Executive Officer of the Company;

WHEREAS, pursuant to Section 13 of the Agreement, amendments to the Agreement may be made only by a writing duly authorized and executed by the Company and Employee; and

WHEREAS, the Company and the Employee desire to amendment the Agreement in accordance with the provisions of this Amendment.

NOW, THEREFORE, in light of the foregoing and intending to be legally bound, the Company and the Employee hereby amend the Agreement as follows:

1. Capitalized Terms. Unless otherwise defined herein, all capitalized terms used but not defined herein shall have the meanings ascribed such terms in the Agreement.

2. Term. The term of the Agreement as provided for in Section 1 of the Agreement is hereby extended from a termination date of March 22, 2005 to March 22, 2008.

3. Duties. Section 2 of the Agreement is hereby deleted and replaced in its entirety with the following provision:

“Duties. Beginning effective January 31, 2005, Employee will be employed by the Company to perform the duties of Chairman of the Board and Chief Executive Officer. During the term of this Agreement, Employee shall, under the direction of the Company’s Board of Directors, perform such duties and responsibilities under this Agreement as are commensurate to the offices of Chairman of the Board and Chief Executive Officer.”

4. Compensation. Exhibit “A” to the Agreement is hereby deleted in its entirety and replaced with Exhibit “A” attached hereto.

5. Term; Termination of Employment. Section 4 of the Agreement is hereby deleted and replaced in its entirety with the following provision:

“Term; Termination of Employment. The term of this Agreement shall extend through March 22, 2008. Either party may terminate this Agreement prior to such time on ninety (90) days prior written notice to the other party.”

6. Notices. Section 7 of the Agreement is hereby deleted and replaced in its entirety with the following provision:

“Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or by overnight courier (prepaid) or if delivered by facsimile transmission, to the Company at the address or facsimile number set forth in the Company’s SEC filings or to the Employee at the addresses or facsimile numbers set forth in the records of the Company. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall be deemed to have been given: (a) upon personal delivery, if delivered by hand, (b) three days after the date of deposit in the mails, postage prepaid, or (c) the next business day if sent by facsimile transmission (if receipt is electronically confirmed) or by a prepaid overnight courier service.”

7. Choice of Law. Section 11 of the Agreement is hereby deleted and replaced in its entirety with the following provision:

“Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the state of New Jersey, without regard to the conflicts of interest principals thereof.”

8. No Further Amendment. Except as amended hereby, the Agreement remains unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first set forth above.

BIODELIVERY SCIENCES INTERNATIONAL, INC.

By:	/s/ James A. McNulty
Name:	James A. McNulty
Title:	Secretary, Treasurer and CFO

/s/ Francis E. O’Donnell, Jr.
Francis E. O’Donnell, Jr.

EXHIBIT “A”

EMPLOYMENT AGREEMENT

BETWEEN BIODELIVERY SCIENCES INTERNATIONAL, INC.

AND

FRANCIS E. O’DONNELL, MD

In accordance with Paragraph 3, effective as of February 1, 2005, Employee shall be paid an annual salary of $1.00.